UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     October 26, 2011

ATHENA SILVER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010 A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707)  884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBGLIATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

        Effective October 26, 2011, the Board of Directors of Athena Silver Corporation (the “Company”) issued a Promissory Note evidencing  a loan by John D. Gibbs (the “Lender”) in the original principal amount of $50,000.    Interest will accrue on the outstanding balance of the Promissory Note at 6% per annum.  The Promissory Note is due in full on or before December 31, 2012.   The Promissory Note is unsecured.

        Effective November 15, 2011, the Board of Directors of Athena Silver Corporation (the “Company”) issued a Promissory Note evidencing  a loan by John D. Gibbs (the “Lender”) in the original principal amount of $50,000.   Interest will accrue on the outstanding balance of the Promissory Note at 6% per annum.  The Promissory Note is due in full on or before December 31, 2012.  The Promissory Note is unsecured.

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit

Item	Title

99.1	Promissory Note dated October 26, 2011 to John D. Gibbs
99.2	Promissory Note dated November 15, 2011 to John D. Gibbs

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Athena Silver Corporation

Date: December 30, 2011	By: __/s/ John C. Power_ John C. Power, President

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